As filed with the Securities and Exchange Commission
                         On _________________________
                         File No. 33-__________________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             Registration Statement
                                    Under the
                             Securities Act of 1933

                            CAPE SYSTEMS GROUP, INC.
                       (FORMERLY VERTEX INTERACTIVE, INC.)
             (Exact Name of Registrant as Specified in its Charter)

State of New Jersey                                          22-2050350
(State or Other Jurisdiction of)                        (IRS Employer ID No.)
Incorporation or Organization)

                                3619 Kennedy Road
                       South Plainfield, New Jersey 07080
              (Address of Principal, Executive Offices) (Zip Code)

               Cape Systems Group, Inc. 2004 Incentive Stock Plan
          Agreement with Jeffrey D. Marks, Esq., dated August 18, 2005
            Agreement with Robert P. Schilt, dated September 23, 2005

                               Nicholas R.H. Toms
                                3619 Kennedy Road
                       South Plainfield, New Jersey 07080
                     (Name and Address of Agent for Service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: |X|

                         CALCULATION OF REGISTRATION FEE

                                   Proposed         Proposed
Title of                           Maximum          Maximum
Securities        Amount           Offering         Aggregate       Amount of
To be             to be            Price            Offering        Registration
Registered        Registered       Per Share        Price           Fee
--------------------------------------------------------------------------------

Common Stock      13,796,240        $. 035(1)      $482,868.40      $56.84

--------------------------------------------------------------------------------

(1)Calculated pursuant to Rule 457(o).

The Exhibit Index may be found on Page 8 of the sequential numbering system.

ITEM 3. Incorporation of Certain Documents by Reference. -------

The following documents are incorporated by reference into the Registration Statement.

The Company's Annual Report on Form 10-K/A for the year ended September 30, 2004, and all other reports filed pursuant to Section 13(a) or 15(d) since the end of the year covered by the above annual report.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or suspended for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

The description of the Company's common stock which is contained in the Company's Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

ITEM 4. Description of Securities.

Securities are registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5. Interest of Named Experts and Counsel.

The validity of the issuance of the securities registered pursuant to this Registration Statement is being passed upon for the Company by the Law Offices of Jeffrey D. Marks, P.C., 415 Clifton Avenue, Clifton, New Jersey, 07011.

ITEM 6. Indemnification of Directors and Officers.

Section 14A:3-5 of the Business Corporation Act of New Jersey (the "Act") provides that a corporation may indemnify a director or officer of the corporation and can purchase and maintain liability insurance for those persons as, and to the extent permitted by, Section 14A:3-5 of the Act.

The Company's Certificate of Incorporation limits directors' liability for monetary damages for breaches of their duties of care owed the Company to the fullest extent permitted by New Jersey law.

ITEM 7. Exemption from Registration Claimed.

Does not apply.

ITEM 8.  Exhibits.
-------  ----------

5.1      Opinion of Law Office of Jeffrey D. Marks, P.C.

23.1     Consent of J.H. Cohn LLP

23.2     Consent of Withum Smith + Brown, P.C.

23.3     Consent of Law Office of Jeffrey D. Marks, P.C. (contained in
         Exhibit 5.1)

ITEM 9. Undertakings.

The undersigned hereby undertakes:

      1. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

      2. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

      3. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

      4. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where the interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of South Plainfield, State of New Jersey, on the 21st day of November, 2005.


                                 CAPE SYSTEMS GROUP, INC.



                                 BY: /s/ Nicholas R.H. Toms
                                     -------------------------------------------
                                     NICHOLAS R.H. TOMS
                                     CHIEF EXECUTIVE OFFICER

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                                           Date
---------                           -----                                           ----

/s/ Hugo H. Biermann                Executive Chairman of the Board         November 21, 2005
---------------------------
Hugo H. Biermann


/s/ Nicholas R.H. Toms              Chief Executive Officer, and Director   November 21, 2005
---------------------------
Nicholas R.H. Toms                  Chief Financial Officer,


/s/ Otto Leistner                   Director                                November 21, 2005
---------------------------
Otto Leistner





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------


                                    EXHIBITS

                                       TO

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------


                            CAPE SYSTEMS GROUP, INC..

                                  EXHIBIT INDEX




                                                                   Sequentially
Exhibit No.  Description                                           Numbered Page
-----------  -----------                                           -------------

5.1          Opinion of Law Offices of Jeffrey D. Marks,  P.C.            9

23.1         Consent of J.H. Cohn LLP                                    12

23.2         Consent of  Withum Smith + Brown, P.C.                      14

23.3         Consent of Law Office of Jeffrey D. Marks, P.C.              9
             (contained in Exhibit 5.1)